Exhibit 99.2
GENERAL RELEASE OF CLAIMS
          This General Release of Claims (“Agreement”) is entered into between Allan Dalton (“You”) and Move, Inc., on behalf of itself and its divisions, subsidiaries and affiliated entities (the “Company”) based upon the following facts:
          A. You have been employed by the Company pursuant to an original offer letter dated September 30, 2002 (the “Offer Letter”), and as President, New Business Venture, pursuant to a letter signed by you dated February 22, 2007 and;
          B. On February 26, 2008, in a letter agreement with the Company you confirmed your resignation from this position effective February 29, 2008. By this Agreement, You and the Company mutually agree to the terms of your resignation as President, New Business Venture and as an officer of the Company and any of its subsidiaries, effective as of the close of business on February 29, 2008 (“Effective Date”).
          Based upon the above facts, You and the Company agree:
1.	Resignation of Position and Payment of Severance: Your employment with the Company as set forth in Recital B. above ceases as of the close of business on the Effective Date, and as of the Effective Date, You resign as an officer of the Company and any of its subsidiaries; provided, however, that you shall remain employed by the Company as set forth in the Letter Agreement (as defined below in Paragraph 2). Within three (3) business days after this Agreement and the Letter Agreement have been fully executed and the revocation period set forth in Paragraph 5(b) below has expired, the Company will pay You the gross amount of Six Hundred Seventy-Five Thousand Dollars ($675,000.00), less all appropriate taxes and withholdings (“Severance Pay”).

2.	Stock Options: As of the Effective Date, all of your unvested options described in the Offer Letter and in your Certificate of Stock Option Grants, shall vest. All of your vested options, including the accelerated options described above, must be exercised as set forth in the letter agreement dated February 26, 2008, between you and the Company, and to which this Agreement is attached (the “Letter Agreement”). This Agreement does not amend the terms of the controlling stock option plan(s), and no additional or accelerated rights or vesting are being conferred as a result of the Your termination or execution of this Agreement, except as otherwise provided immediately above. You understand and agree the Company has not made and does not make any representation of any kind or nature regarding the past, current or future value of any stock options granted to You under the stock option plan and You understand and agree that any claim arising on or before the date on which You execute this Agreement concerning the value of any such stock options is hereby released and waived pursuant to Paragraph 5 of this Agreement.

3.	Other Compensation: As of the Effective Date, You will not be eligible to participate in any executive bonus programs or receive additional stock options or other equity based incentives, including without limitation pursuant to the Company’s long term incentive plan (“LTIP”). Accordingly, you shall not receive any additional stock option grants under the LTIP, you forfeit all right, title and interest in and to the restrictive stock units (“RSUs”) previously authorized by Move’s Board of Directors and you are not entitled to receive any shares of Company stock in connection with any potential conversion of the RSUs.

4.	Health Benefits: Your health benefits are as stated in the Letter Agreement.

5.	Release and Discharge of Claims:

a.	Except for any obligations created by and arising under this Agreement, in consideration of the covenants undertaken herein by the Company, and to the fullest extent permitted by law, You hereby covenant not to sue and fully release and discharge the Company, and all divisions, and subsidiaries, and all respective officers, directors, shareholders, agents, and employees thereof past, present or future (collectively, “Released Parties”), with respect to and from, any and all claims, demands, rights, actions, costs, expenses, damages, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which You now own or hold, or have at anytime held, or may in the future hold against the Released Parties, arising out of, or in any way connected to Your employment relationship with the Company, Your resignation, the sale of the Real Estate Financial Planning System (“REFPS”) to the Company, the development of any intellectual or other property in connection with REFPS and any related products or systems, or any other events, acts or omissions occurring prior to Your execution of this Agreement (“Claim(s)”). Your release of any such Claim(s) includes, but is not limited to, any action under any federal, state or local constitution, statute, regulation, or common law; including but not limited to, any Claim based on discrimination, retaliation, harassment, breach of contract, or any Claim for severance pay, bonus, or any other employee benefit; provided, however, that nothing herein shall be construed to waive your rights under California Labor Code § 2802. You hereby warrant and represent that You have not filed any complaint and/or other Claim against any of the Released Parties, with any court or government entity. You warrant and represent that You shall not seek any personal recovery from any of the Released Parties, in connection with any matter released. You represent and warrant that You shall not hereafter, individually, nor as a member of a class, file any action against the Released Parties arising out of or in any way related to any Claim released by You.

b.	The general release contained herein specifically includes a waiver and release of all claims that You have or may have under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621 et seq. (“ADEA”), based on Your employment with the Company, the termination of Your employment, or any event, transaction, occurrence, act or omission occurring on or before the date on which You execute this Agreement. By signing this Agreement, You acknowledge and agree that the releases contained herein, including the ADEA release, do not cover rights or claims that may arise after the date on which You sign this Agreement; that You have been advised to consult an attorney before signing this Agreement; that You have up to twenty-one (21) calendar days from the date You are presented with this Agreement to consider whether or not to sign it; that You are knowingly and voluntarily waiving and releasing Your rights, including Your rights under the ADEA, only in exchange for consideration (something of value) in addition to anything of value to which You are otherwise already entitled, and that if You sign this Agreement, You will have the right to revoke this Agreement within seven (7) calendar days of signing this Agreement and that this Agreement shall not become effective or enforceable until after this revocation period has expired. You may revoke this Agreement by delivering a written notice to Carol Brummer, Vice President, Human Resources, Move, Inc., 30700 Russell Ranch Road, Westlake Village, CA 91362, which notice must be delivered or postmarked within seven (7) days of Your execution of this Agreement.

c.	The Company hereby covenants not to sue and fully releases and discharges You with respect to and from, any and all claims, demands, rights, actions, costs, expenses, damages, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which it now owns or holds, or has at anytime before owned or held, or may in the future hold against You arising out of, grounded upon, or in any way connected to Your employment relationship with the Company or Your termination from that employment. The Company hereby warrants and represents that it shall not seek nor be entitled to personal recovery from You in connection with any matter released herein.
6.	Belated Discovery: As part of the foregoing general release of claims, and not by way of limitation, You and the Company each expressly waive all of your respective rights under Section 1542 of the California Civil Code or any similar law of any other jurisdiction. California Civil Code Section 1542 states:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
You and the Company acknowledge, understand and agree that either You or the Company may later discover claims or facts in addition to or different from those which You and the Company now know or believe to be true with respect to the subject matters of this Agreement, but that it is nevertheless Your intention, and the Company’s intention, by signing this Agreement to fully, finally and forever release any and all claims whether now known or unknown, suspected or unsuspected, which now exist, may exist, or previously have existed as set forth herein.
7.	No Assignment of Claims: You represent and agree that You have not assigned or transferred any Claim against any of the Released Parties, or any portion or interest of any Claim, and You agree to indemnify, defend and hold harmless the Released Parties against any and all Claims based on, arising out of or in connection with, any such transfer or assignment of any Claim. The Company represents and agrees that it has not assigned or transferred any claim against You, and agrees to indemnify, defend You and hold You harmless against any and all claims based on, arising out of or in connection with, any such transfer or assignment of any claim. This Agreement shall be binding upon the Company’s successors and assigns, and Your heirs, estate, personal representatives, executors and administrators.

8.	No Other Payment or Monies Owed: Whether or not You sign this Agreement, You will be paid for all unused vacation that accrued on or before the Effective Date. You agree that on signing this Agreement, You have been compensated by the Company in full for all wages and vacation pay earned and accrued by You through the Effective Date and that, except for the Severance Pay described in Paragraph 1, as set forth in the Letter Agreement, and any employee expenses as incurred and approved by the Company in the ordinary course of your employment, no other wages, or compensation of any kind whatsoever are owed to You or will be paid to You. You agree to provide all outstanding expense reports to the Company as soon as reasonably practicable, but no later than thirty (30) days following the Effective Date. You understand and agree that except for the Severance Pay and as set forth in the Letter Agreement, You are not eligible and shall not receive any other separation payment from the Company in connection with Your employment, the Executive Retention and Severance Agreement dated September 30, 2002, Your resignation, or executing this Agreement.

9.	Company Benefits: Company benefits will continue in accordance with the Letter Agreement.

10.	Return of Company Property: You represent and agree that on termination of the Letter Agreement, whether by expiration or otherwise, You shall return to the Company any and all Company property in Your possession, custody or control, and/or in the possession, custody or control of Your agents or representatives, including all originals and all copies of documents, computer disks, files, contact lists, and all the Company’s equipment, including telephones, and computers.

11.	No Admission of Liability: This Agreement shall not be construed as an admission that either party has acted wrongfully or unlawfully. The parties each disclaim any liability to or wrongful acts or omissions against the other party or any person. Neither this Agreement nor anything in it shall be admissible in any proceeding as evidence of any unlawful or wrongful conduct by either party or any Released Parties.

12.	Confidentiality: You acknowledge that as a result of Your employment with the Company, You have had access to the Company’s “confidential information,” as that term is defined in the Company’s Code of Conduct and Business Ethics (the “Code”), “Proprietary Information” as defined in the Company’s Employee Invention Assignment and Confidentiality Agreement and the Employee Confidentiality Agreement (collectively, “Confidential Information”). You understand and agree that You continue to be bound by the terms and obligations of the Code, the Employee Confidentiality Agreement and the Employee Invention Assignment and Confidentiality Agreement, and that such obligations shall continue during and following the term of the Letter Agreement, and that You will hold all Confidential Information in the strictest confidence, and that You will not make use of such Confidential Information on behalf of anyone. You further agree not to disclose the existence or terms of this Agreement to anyone other than your attorneys, accountants and immediate family members who agree to be bound by this Agreement, or where compelled by an order of a court of competent jurisdiction or properly issued subpoena. Any breach of this paragraph by You shall be a material breach of this Agreement.

13.	Non-disparagement: You and the Company agree, both during and following the term of the Letter Agreement, to refrain from making any statements or taking any actions, directly or indirectly, that harm the other party’s business interests, reputation or goodwill.

14.	Severability: Should any part, term or provision of this Agreement, with the exception of the releases embodied in Paragraph 5 be determined by any Court or other tribunal of competent jurisdiction to be invalid or unenforceable, such invalid or unenforceable part, term or provision shall be deemed stricken and severed from this Agreement and any and all of the other terms of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The releases embodied in Paragraph 5 are of the essence of this Agreement and should You take any action to have any part of Paragraph 5 deemed to be invalid or unenforceable, or should any part of Paragraph 5 be deemed to be invalid or unenforceable, the Company may, in its sole discretion, declare this Agreement to be null and void, and any Severance Pay received by You shall be returned to the Company.

15.	Enforcement of this Agreement and Arbitration: This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws. Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or arising out of or relating in any way to your employment or termination, shall be submitted to arbitration, to be held in Los Angeles County, California, in accordance with the Rules of the American Arbitration Association then in effect and applicable to employment disputes. If any arbitration or action at law or in equity is brought to enforce, interpret, or rescind this Agreement, the prevailing party shall be entitled to all of its costs in bringing the arbitration or action, including attorneys’ fees.

16.	Entire Agreement: You acknowledge that in entering this Agreement You have not relied on any oral or written promises, statements, or representations, made to You by any Company representative, except as expressly stated in this Agreement. This Agreement and the Letter Agreement contain the full and complete understanding and agreement between You and the Company with respect to the within subject matters and supersede all prior agreements between You and the Company, other than Your obligations contained in the Employee Invention Assignment and Confidentiality Agreement and the Employee Confidentiality Agreement. This Agreement and the Letter Agreement may not be modified or amended except by a written instrument executed by both parties hereto.

17.	Counterpart Execution and Use of Photocopies: This Agreement may be executed in counterparts and transmitted by facsimile, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals.

18.	Effect of, Waiver of Breach: No waiver of any breach of any term or provision of this Agreement shall be construed to be a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

19.	Consultation With Counsel: You acknowledge that You have carefully read and fully understand this Agreement, and that You have had the opportunity to raise with the Company any questions, concerns or issues You may have in connection with this Agreement, or its terms. You further acknowledge that You have had the opportunity, and taken it to the extent You deemed appropriate and necessary, to consult legal counsel of Your choice in connection with this Agreement and consent to all of the terms and provisions contained herein knowingly, voluntarily and without any reservation whatsoever.
PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A MUTUAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
ALLAN DALTON

/s/ Allan Dalton	Dated: 2/27/08

MOVE, INC.

By: /s/ W. Michael Long	Dated: 2/27/08

Its: Chief Executive Officer